Exhibit 4.2

OFFICERS’ CERTIFICATE OF

DESIGNATION OF TERMS OF SECURITIES

Each of the undersigned officers (each an “Officer” and collectively the “Officers”) of Radian Group Inc., a Delaware corporation (the “Company”), hereby certifies pursuant to Sections 2.02 and 2.05 of the Senior Indenture dated as of June 7, 2005 (the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”), as successor trustee to Wells Fargo Bank, NA, relating to the Company’s 9.000% Senior Notes due 2017 (the “Notes”), that:

1. Pursuant to the authority granted to them by the Company’s Board of Directors on December 2, 2012, the Officers do hereby approve the issuance by the Company of $195,176,000 in aggregate principal amount of securities in exchange for certain of the Company’s existing 5.375% Senior Notes due 2015. The new securities are hereby approved and established as a series of securities (the “Notes”) under Section 2.02(b) of the Indenture, titled “9.000% Senior Notes due 2017” and having the specific terms set forth on Attachment A hereto, “Terms of the Securities.”

2. Each Officer has read all of the provisions of the Indenture relating to the conditions precedent to, or covenants applicable to, the issuance of securities under the Indenture, and the definitions in the Indenture relating thereto, and the authentication by the Trustee of the Global Security therefor.

3. Each Officer has examined the Indenture and such other related documents as such Officer deemed necessary or appropriate to enable him to give this Officers’ Certificate.

4. In each Officer’s opinion, such Officer has made such examination or investigation as is necessary to enable such Officer to express an informed opinion as to whether all conditions precedent provided for in the Indenture relating to the issuance of the Notes and the authentication by the Trustee of the Global Security therefor (including any covenant compliance with which constitutes a condition precedent) have been complied with.

5. In each Officer’s opinion, all such conditions precedent to the issuance of the Notes under the Indenture have been complied with.

All capitalized terms in this Officers’ Certificate not otherwise defined in this Officers’ Certificate (including Attachment A hereto) have the meanings assigned to them in the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto signed their names as of this 4th day of January, 2013.

RADIAN GROUP INC.

By:	/s/ C. Robert Quint
C. Robert Quint, Executive Vice President and Chief Financial Officer

By:	/s/ Edward J. Hoffman
Edward J. Hoffman, Executive Vice President and General Counsel

I, Tami Bohm, the duly elected and incumbent Assistant Secretary of the Company, do hereby certify on behalf of the Company that: (i) C. Robert Quint is the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of the Company, (ii) Edward J. Hoffman is the duly elected, qualified and acting Executive Vice President and General Counsel of the Company, and (iii) the signatures of C. Robert Quint and Edward J. Hoffman set forth above are their genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereunto signed her name as of this 4th day of January, 2013.

RADIAN GROUP INC.

By:	/s/ Tami Bohm
Tami Bohm, Assistant Secretary

Attachment A

Terms of the Securities

RADIAN GROUP INC.

(1) The title of the Securities	9.000% Senior Notes due 2017 (the “Notes”)

(2) The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes that are authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.09, 2.10, 2.12, 3.06 or 10.05 of the Indenture or any Notes that, pursuant to Section 2.05 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture)	$195,176,000 in aggregate principal amount of the Notes are to be authenticated and delivered under the Indenture.

(3) The date on which the principal of and premium, if any, on the Notes is payable (or the method for determining this date)	The date on which the principal of the Notes shall be payable is June 15, 2017, unless such date is not a Business Day, in which case such payment will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such specified principal payment date. Payment in respect of any such delay will have the same force and effect as if made on the date the payment was originally payable. No premium will be paid on the Notes at the time they become so payable.

(4) With respect to interest on the Notes:

(a) The rate at which the Notes will bear interest (or the method for calculating such rate)	The unpaid principal amount of the Notes shall bear interest at a rate of 9.000% per annum, until paid or duly provided for.

(b) The date from which interest shall accrue (or the method by which such date shall be determined)	Interest on the Notes will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, in the case of the first interest payment hereunder, from and including the date of issuance. Payments of interest on the Notes will include interest accrued to, but excluding, the respective Interest Payment Dates.

(c) The Interest Payment Dates on which interest shall be payable	Interest on the Notes will be payable semiannually in arrears on December 15 and June 15 of each year, beginning June 15, 2013.

(d) The right of the Company to defer or extend an Interest Payment Date	If an Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next succeeding day that is a Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date. Payment in respect of any such delay will have the same force and effect as if made on the date the payment was originally payable.

(e) The record date for interest payable on the Notes on any Interest Payment Date and the basis upon which interest shall be calculated	The record date for interest payable on the Notes will be December 1 or June 1, as the case may be, immediately preceding the applicable Interest Payment Date. Interest payments shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

(5) The place where the principal of, premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer or exchange pursuant to Section 2.06 of the Indenture and notices and demands to or upon the Company in respect of the Notes and the Indenture may be served and notices to holders of the Notes pursuant to Section 11.02 of the Indenture will be published

The Paying Agent initially shall be the Trustee. Payments in respect of the Notes shall be made at the office of the Paying Agent, which is located at 60 Livingstone Avenue, St. Paul, MN 55107.

The place where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served shall be the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York. This office currently is located at 100 Wall Street, New York, NY 10005.

Any notices required to be given to Holders of the Notes will be given to the Depositary of the Notes, which initially shall be the Depository Trust Company (“DTC”). Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Notes will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time.

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(6) The terms and conditions (including the periods, price or currency) upon which the Notes may be redeemed, in whole or in part, at the option of the Company (and, if other than as set forth in Section 3.03 of the Indenture, the manner in which the Notes shall be selected for redemption if less than all of the Notes are to be redeemed)

The Company may redeem some or all of the Notes, in its sole discretion, at any time or from time to time at a redemption price (the “Redemption Price”) equal to the greater of:

•      100% of the aggregate principal amount of the Notes to be redeemed; or

•       the sum of the present value of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (defined below) plus 50 basis points, as calculated by an Independent Investment Banker.

In each case, the Redemption Price shall be payable together with accrued and unpaid interest on the Notes to be redeemed on the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•       the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

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•       if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the second business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed, or “Remaining Life”.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

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“Reference Treasury Dealer” means:

•       Merrill Lynch, Pierce, Fenner & Smith Incorporated and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by the Company and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

• any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If less than all of the Notes are to be redeemed, the Trustee will select which Notes are to be redeemed on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

If the Company has given notice of redemption, the Notes so to be redeemed shall, on the date of redemption, become due and payable at the Redemption Price together with any accrued interest thereon, and from and after such date (unless the Company defaults in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date of redemption at 9.000% per year.

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If the redemption date of the Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the earlier redemption date. Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid (or as otherwise provided in (4)(b) above), as the case may be, to, but excluding, the redemption date.

(7) The obligation, if any, of the Company to redeem or purchase the Notes:

(a) Pursuant to any sinking fund or analogous provisions	Not Applicable.

(b) Upon the happening of a specified event or at the option of a holder of the Notes (including the applicable terms and conditions upon which the Notes shall be redeemed or purchased)	Not Applicable.

(8) The denominations in which the Notes shall be issuable	The Notes shall be issuable in denominations of $1,000 or integral multiples of $1,000.

(9) The currency in which the principal, of, premium, if any, and interest on the Notes shall be payable or in which the Notes shall be denominated (including any applicable provisions) if other than U.S. dollars	Not Applicable.

(10) If principal, premium, if any, or interest on the Notes is payable, at the election of the Company or a Holder of the Notes, in a currency other than that in which the Notes are denominated or designated to be paid, the currency in which such payments are to be made, the terms and conditions of such payment and the manner in which the exchange rate shall be determined	Not Applicable.

(11) If the manner in which payments of principal, premiums, if any, or interest on the Notes is to be made shall be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined (including any special voting or defeasance provisions)	Not Applicable.

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(12) If other than the principal amount, the portion of the principal amount of the Notes which shall be payable upon declaration of acceleration pursuant to Section 6.02 of the Indenture or the method by which such portion shall be determined	Not Applicable.

(13) The Person to whom any interest on the Notes shall be payable	Subject to Section 2.03(b) of the Indenture, interest will be paid to the Persons in whose names the Notes are registered at the close of business on the regular record date immediately preceding the date fixed for payments of interest on the Notes. Any interest that is not punctually paid or duly provided for will cease to be payable to Holders on the record date immediately preceding the date fixed for payments of interest on the Notes and will be paid to the Persons who are Holders on a subsequent special record date, in each case at the rate set forth in the Notes.

(14) Any provisions granting special rights to Holders of the Notes upon the occurrence of a specified event	None, other than as set forth in the Indenture.

(15) Any deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture or Covenants of the Company set forth in Article 4 of the Indenture

The following Events of Default shall be added to Section 6.01 of the Indenture:

1.      a default on the payment of any scheduled principal of the Company’s Indebtedness or any Indebtedness of any of the Company’s Designated Subsidiaries (other than the Notes and non-recourse debt) having an aggregate principal amount outstanding of at least $50 million, when due and payable after giving effect to any applicable grace period; or

2.      a default in the performance of any other term or provision of any of the Company’s Indebtedness or any Indebtedness of any of the Company’s Designated Subsidiaries (other than the Notes and non-recourse debt) having an aggregate principal amount outstanding of at least $50 million;

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where, in the case of either of the foregoing, such default results in such Indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or defaults.

The Notes will include the following additional covenants:

•       Neither the Company nor any of its Subsidiaries shall create, assume, incur or permit to exist any Indebtedness secured by any lien on the present or future capital stock of any Designated Subsidiary unless the Notes, and at the Company’s election, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security, are secured equally and ratably with such Indebtedness for at least the time period this Indebtedness is so secured. Notwithstanding the foregoing, the Company may, without securing the Notes or such other Indebtedness, incur liens existing on such capital stock before the acquisition thereof by the Company or any Designated Subsidiary so long as (1) such lien was in existence prior to, and is not created in contemplation of or in connection with, such acquisition, (2) such lien will not apply to capital stock of any other Designated Subsidiary and (3) such lien will secure only those obligations which it secures on the date of such acquisition, and extensions, renewals and replacements of the foregoing liens that do not increase the outstanding principal amount secured by such liens and do not extend to capital stock of any other Designated Subsidiary.

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•       Neither the Company nor any of the Designated Subsidiaries shall issue, sell, transfer or dispose of capital stock of a Designated Subsidiary, except to the Company or one of its Subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless (1) the Company disposes of the entire capital stock of the Designated Subsidiary at the same time for cash or property which, in the opinion of the Company’s board of directors, is at least equal to the fair market value of the capital stock or (2) the Company sells, transfers or otherwise disposes of any capital stock of a Designated Subsidiary for at least fair market value (in the opinion of the Company’s board of directors) and, after giving effect thereto, the Company and its Subsidiaries would own more than 80% of the issued and outstanding voting stock of such Designated Subsidiary.

“Designated Subsidiary” means any present or future consolidated Subsidiary, the consolidated stockholders’ equity of which constitutes at least 15% of the Company’s consolidated stockholders’ equity.

“Indebtedness” means, with respect to any Person:

1.      the principal of, and any premium and interest on, indebtedness of the Person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that Person is responsible or liable;

2. all capitalized lease obligations of that Person;

3.      all obligations of that Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);

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4.      all obligations of that Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business;

5.      all obligations of that Person under interest swap agreements, interest rate cap agreements and interest collar agreements and other agreements or arrangements designated to protect that Person against fluctuations in interest rates;

6.      all obligations of the type referred to above of other Persons and all dividends of other Persons for which that Person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;

7. all obligations of the type referred to above of other Persons secured by any lien on any property or asset of that Person; and

8. any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Notwithstanding the foregoing, for the purposes of the additional Events of Default set forth in clauses (1) and (2) under Events of Default above, (i) Indebtedness of a Person will not include any Conduit Indebtedness or any Insured Indebtedness of that Person or any guaranty of that type of Indebtedness by such Person in the ordinary course of its business, and (ii) in connection with the purchase by a Person of any business, the term Indebtedness will exclude post-closing payment

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adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due.

“Conduit Indebtedness” means, with respect to a Person, Indebtedness of a special purpose entity or Subsidiary of such Person that is consolidated on such Person’s financial statements in accordance with GAAP so long as (i) the proceeds of such debt are used by such special purpose entity or Subsidiary to make loans to, or to purchase assets from, another Person that is not an affiliate of such Person, in the ordinary course of business and (ii) such Indebtedness and/or any payment with respect to accounts receivable and other assets underlying such Indebtedness are guaranteed by the former Person or one or more of its Subsidiaries, in the ordinary course of business.

“Insured Indebtedness” means, with respect to a Person, any Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or another Subsidiary of such Person that is an insurance company (including a financial guaranty company) so long as the proceeds of such Indebtedness are used to purchase securities, instruments, notes or other obligations issued or owed by a Person that is not an affiliate of such Person, in the ordinary course of business.

(16) With respect to Notes held by non-U.S. Persons:

(a) Circumstances under which the Company will pay additional amounts on the Notes in respect of taxes, assessments and similar charges withheld or deducted (including applicable procedures and documentation)

Not Applicable.

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(b) Whether the Company will have the option to redeem the Notes rather than pay such additional amounts (and the terms of any such option)	Not Applicable.

(17) The form of the Notes	The Notes shall be in substantially the form set forth in Exhibit A-1 hereto.

(18) The applicability to the Notes of Sections 9.02 (Legal Defeasance and Discharge) and 9.03 (Covenant Defeasance) of the Indenture or such other means of legal or covenant defeasance as may be specified for the Notes	Sections 9.02 and 9.03 of the Indenture shall apply to the Notes.

(19) The identity of the Registrar, Conversion Agent (if any) and any Paying Agent, if other than the Trustee	The Trustee will serve as the initial Registrar and initial Paying Agent with respect to the Notes.

(20) If the Notes will be issued, in whole or in part, in global form:

(a) The Depositary for the Notes	The Notes will be issued in the form of one or more Global Securities. On the date of closing of the sale of the Notes, each Global Security will be deposited with DTC and registered in the name of Cede & Co., as DTC’s nominee.

(b) Whether beneficial owners of interests in the Notes in global form may exchange such interests for certificated Notes (to be registered in the names of or to be held by such beneficial owners or their nominees and to be of like tenor of any authorized form and denomination); and if other than as provided in Section 2.09 of the Indenture, the circumstances under which an exchange may occur

Except under the circumstances described in paragraph 22, the Notes represented by the Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form and the owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of certificated Notes and will not be considered the registered holders of the Notes for any purpose, including receiving payments of principal or interest. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a Successor Depositary or its nominee.

(21) The designation of the Depositary	Each Global Security will be registered in the name of Cede & Co., as DTC’s nominee.

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(22) Any restrictions on the registration, transfer or exchange of the Notes	See Exhibit A hereto.

(23) Any certificates or other documents that must be received or conditions that must be satisfied, other than those specified in the Indenture, before the Notes may be issued or delivered (whether upon original issuance or upon exchange of a temporary Note or otherwise) or any installment of principal or interest may be paid	None.

(24) The terms and conditions of any right to convert or exchange the Notes into or for other securities or property of the Company	The Notes shall not be convertible into or exchangeable for any other securities or property of the Company.

(25) Whether the Notes are secured or unsecured (if secured, the security and related terms)	The Notes shall be the direct, unsecured obligations of the Company and will rank equally with each other and with all other existing and future unsecured and unsubordinated indebtedness of the Company.

(26) Any other terms applicable to the Notes (which shall not be inconsistent with the provisions of the Indenture), including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of the Notes	None.

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EXHIBIT A

Certain Additional Provisions Regarding

Registration, Exchange and Transfer of the Notes

Definitions. For the purposes hereof, the following definitions shall apply:

“Agent Member” means a member of, or a participant in, the Depositary.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Annex 3 hereto.

“Global Security” means a Note in registered global form without interest coupons.

“Offshore Global Security” means a Global Security representing Notes issued pursuant to Regulation S.

“Permanent Offshore Global Security” means an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Annex 4 hereto.

“Restricted Legend” means the legend set forth in Annex 1 hereto.

“Restricted Period” means, in respect of any Temporary Offshore Global Security, the 40 consecutive days beginning on the issue date for the Notes represented thereby.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Annex 2 hereto, or (ii) a written certification addressed to the Company and the Trustee stating that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A and (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Temporary Offshore Global Security” means an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

“Temporary Offshore Global Security Legend” means the legend set forth in Section 1.4 hereto.

“U.S. Global Security” means a Global Security that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

Section 1.1 Restricted Legend.

(a) Except as otherwise provided in paragraph (b), each Global Security representing Notes will bear the Restricted Legend.

(b) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(c) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein is deemed to acknowledge the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Officers’ Certificate and in the Restricted Legend and to agree that it will transfer such Note (and any such beneficial interest) only in accordance with this Officers’ Certificate and such legend.

Section 1.2. Restrictions on Transfer and Exchange.

(a) Section 2.09 of the Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 1.2 and Section 1.3.

(b) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 1.3 and the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(c) The transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

(d) The transfer or exchange of a beneficial interest in an Offshore Global Security for a beneficial interest in a U.S. Global Security may only be made upon receipt by the Trustee of a duly completed Rule 144A Certificate.

(e) The transfer or exchange of a beneficial interest in a U.S. Global Security for a beneficial interest in an Offshore Global Security may only be made upon receipt by the Trustee of a duly completed Regulation S Certificate.

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(f) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 1.3. Restrictions on Transfer and Exchange.

(a) Registered Global Form Only. Except under the circumstances described in paragraph (b)(4), the Notes will be issued in global form only.

(b) Global Securities.

(1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the following legend:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE INDENTURE, (I) IS NOT TRANSFERABLE EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR SUCCESSOR NOMINEE, AND (II) MAY NOT BE EXCHANGED OR CANCELLED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(2) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in paragraph (b)(4).

(3) Agent Members will have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

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(4) If (x) at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security or and a successor depositary is not appointed by the Company within 60 days of the notice, (y) the Depositary ceases to be registered and in good standing as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Company within 60 days of the notice or (z) the Company determines at any time in its sole discretion and in accordance with the procedures of DTC that all (but not less than all) Notes issued in global form shall no longer be represented by such a Security or Securities in global form and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Note bears the Restricted Legend, then each certificated Note issued in exchange therefor will bear the Restricted Legend; provided that any Holder of a certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Security will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such certificated Note for a certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Transfers and Exchanges Generally. A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by the appropriate certification, opinion or other document required by Section 1.2. The Trustee will promptly register any such transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until the transfer or exchange is registered in such register and (y) the Trustee will not be required to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of the Note not being redeemed or purchased. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or other similar governmental charge payable upon exchange pursuant to paragraph (b)(4)).

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(d) Procedures to Be Followed by the Trustee.

(1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Certificated Note to Certificated Note. If a certificated Note is transferred or exchanged for another certificated Note, the Trustee will (x) cancel the certificated Note being transferred or exchanged, (y) deliver one or more new certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled certificated Note, will deliver to the Holder thereof one or more new certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled certificated Note, registered in the name of the Holder thereof.

Section 1.4. Temporary Offshore Global Securities.

(a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the following legend:

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.

5

(b) An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Holder owns a beneficial interest in a Temporary Offshore Global Security, such Holder may, upon written request to the Trustee, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Security shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Security or transferred for an interest in another Global Security or a certificated Note.

6

Annex 1

Restricted Legend

U.S. LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO RADIAN GROUP INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (INCLUDING THROUGH AN EXCHANGE OF AN EXISTING SECURITY THAT IS A PLAN ASSET) WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

NON-U.S. LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO RADIAN GROUP INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (INCLUDING THROUGH AN EXCHANGE OF AN EXISTING SECURITY THAT IS A PLAN ASSET) WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Annex 2

Rule 144A Certificate

U.S. Bank National Association, as trustee

Two Liberty Place

50 South 16th Street, Suite 2000

Philadelphia, PA 19102

Re:     RADIAN GROUP INC. 9.000% Senior Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

This Certificate relates to [CHECK A OR B AS APPLICABLE.]:

☐ A.	Our proposed purchase of $ principal amount of Notes.

☐ B.	Our proposed exchange of $ principal amount of Notes for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                     , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name: Title: Address:

Date:

Annex 3

Certificate of Beneficial Ownership

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

To:	U.S. Bank National Association, as trustee
Two Liberty Place
50 South 16th Street, Suite 2000
Philadelphia, PA 19102

OR:	[Name of DTC Participant]

Re:	RADIAN GROUP INC. 9.000% Senior Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

We are the beneficial owner of $            principal amount of and represented by a Temporary Offshore Global Security (as defined in the Radian Group Inc. Officers’ Certificate of Designation of Terms of Securities dated January 4, 2012).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) who, at the time the offer and sale of the Notes was made to us, were not in the United States and purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]

By:
Name: Title: Address:

Date:

[FORM II]

To:	U.S. Bank National Association, as trustee
Two Liberty Place
50 South 16th Street, Suite 2000
Philadelphia, PA 19102

Re:     RADIAN GROUP INC. 9.000% Senior Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Security issued under the Radian Group Inc. Officers’ Certificate of Designation of Terms of Securities dated January 4, 2012, as of the date hereof, $            principal amount of Notes represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of DTC Participant]

By:
Name: Title:

Date:

Annex 4

Regulation S Certificate

To:	U.S. Bank National Association, as trustee
Two Liberty Place
50 South 16th Street, Suite 2000
Philadelphia, PA 19102

Re: RADIAN GROUP INC. 9.000% Senior Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Radian Group Inc. Officers’ Certificate of Designation of Terms of Securities dated January 4, 2012), or we are an officer or director of the Company or an initial Holder of the Notes, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name: Title: Address:

Date:

Exhibit A-1

(Face of Note)

9.000% Senior Note due 2017

U.S. LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO RADIAN GROUP INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE

CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (INCLUDING THROUGH AN EXCHANGE OF AN EXISTING SECURITY THAT IS A PLAN ASSET) WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

NON-U.S. LEGEND

[THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.]1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO RADIAN GROUP INC. (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH

[1]	To be included only on temporary global note for non U.S. persons.

CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY (INCLUDING THROUGH AN EXCHANGE OF AN EXISTING SECURITY THAT IS A PLAN ASSET) WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

9.000% Senior Note due 2017

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE INDENTURE, (I) IS NOT TRANSFERABLE EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR SUCCESSOR NOMINEE, AND (II) MAY NOT BE EXCHANGED OR CANCELLED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

CUSIP No: •	$•

RADIAN GROUP INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of • DOLLARS ($•) on June 15, 2017.

Interest Payment Dates: December 15 and June 15, commencing June 15, 2013.

Record Dates: December 1 and June 1.

RADIAN GROUP INC.

By:
C. Robert Quint, Executive Vice President and Chief Financial Officer

This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
, Authorized Officer

(Back of Note)

9.000% Senior Note due 2017

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Radian Group Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.000% per annum from the date specified below until maturity or its earlier redemption. The Company shall pay interest semi-annually on December 15 and June 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2013. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 1 or June 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest and Section 2.03 of the Indenture with respect to Notes called for redemption. The Notes shall be payable as to principal and interest at the office or agency of the Paying Agent maintained for such purpose within or without Philadelphia, Pennsylvania, provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest on all Global Securities and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. U.S. Bank National Association, the Trustee under the Indenture, shall act as initial Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of June 7, 2005 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and in an Officers’ Certificate of Designation of Terms of Securities signed by the Executive Vice President and Chief Financial Officer and Vice President and Treasurer of the Company, pursuant to the authority granted to such officers by the Company’s Board of Directors, as set forth in an Officers’ Certificate provided to the Trustee on January 4,

2013 in accordance with Section 2.02 of the Indenture, and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture, the Officers’ Certificate and the TIA for a statement of such terms. The Notes are general obligations of the Company. “Notes” means this Note and all other Notes of the series of which this Note is a part. The Notes are “Securities” within the meaning of the Indenture, and references in the Indenture to “Securities” (including terms such as “Global Securities”) include the Notes (and any “Global Notes” as used herein).

5. OPTIONAL REDEMPTION. The Notes may be redeemed, in whole or in part, at the option of the Company at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) the sum of the present value of the remaining scheduled payments of principal of and interest on the Notes (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (defined below) plus 50 basis points, as calculated by an Independent Investment Banker. In each case, the redemption price is payable together with accrued and unpaid interest on the Notes to be redeemed on the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date:

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the second business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed, or “Remaining Life”.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means:

•

Merrill Lynch, Pierce, Fenner & Smith Incorporated and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by the Company and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Notice of Redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select which Notes are to be redeemed on a pro rata basis by lot or by such other method as the Trustee deems fair and appropriate, the Notes to be redeemed in whole or in part. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, error, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that does not adversely affect in any material respect the interests of the Holder, or to comply with the requirements of the SEC or to effect or maintain the qualification of the Indenture under the TIA and as otherwise permitted in the Indenture.

11. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (a) the Company defaults in the payment when due of interest on, or with respect to, any Note and such default continues for a period of 30 days; (b) the Company defaults in the payment when due of principal of or premium, if any, on, or sinking fund payment, if any, with respect to, any Note when the same becomes due and payable at maturity, upon redemption or otherwise; (c) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, with respect to any Note for 60 days after notice to comply; (d) certain events of bankruptcy or insolvency with respect to the Company; and (e) a default on (i) the payment of any scheduled principal of the Company’s Indebtedness or any Indebtedness of any of the Company’s Designated Subsidiaries (other than the Notes and non-recourse debt) having an aggregate principal amount outstanding of at least $50 million, when due and payable after giving effect to any applicable grace period; or (ii) a default in the performance of any other term or provision of any of the Company’s Indebtedness or any Indebtedness of any of the Company’s Designated Subsidiaries (other than the Notes and non-recourse debt) having an aggregate principal amount outstanding of at least $50 million; where, in the case of either (i) or (ii), such default results in such Indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or defaults.

“Indebtedness” means, with respect to any Person: (a) the principal of, and any premium and interest on, indebtedness of the Person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that Person is responsible or liable; (b) all capitalized lease obligations of that Person; (c) all obligations of that Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days); (d) all obligations of that Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business; (e) all obligations of that Person under interest swap agreements, interest rate cap agreements and interest collar agreements and other agreements or arrangements designated to protect that Person against fluctuations in interest rates; (f) all obligations of the type referred to above of other persons and all dividends of other persons for which that Person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business; (g) all obligations of the type referred to above of other persons secured by any lien on any property or asset of that Person; and (h) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Notwithstanding the foregoing, for the purposes of clause (e) under Events of Default in paragraph 11 above, (i) Indebtedness of a Person will not include any Conduit Indebtedness or any Insured Indebtedness of that Person or any guaranty of that type of Indebtedness by such Person in the ordinary course of its business, and (ii) in connection with the purchase by a Person of any business, the term Indebtedness shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due. “Conduit Indebtedness” means, with respect to a Person, Indebtedness of a special purpose entity or Subsidiary of such Person that is consolidated on such Person’s financial statements in accordance with GAAP so long as (i) the proceeds of such debt are used by such special purpose entity or Subsidiary to make loans to, or to purchase assets from, another Person that is not an affiliate of such Person, in the ordinary course of business and (ii) such Indebtedness and/or any payment with respect to accounts receivable and other assets underlying such Indebtedness are guaranteed by the former Person or one or more of its Subsidiaries, in the ordinary course of business. “Insured Indebtedness” means, with respect to a Person, any Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or another Subsidiary of such Person that is an insurance company (including a financial guaranty company) so long as the proceeds of such Indebtedness are used to purchase securities, instruments, notes or other obligations issued or owed by a Person that is not an affiliate of such Person, in the ordinary course of business.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes and other series of Securities affected (treating the Notes and such other series as a single class) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, interest or premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

12. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

Facsimile No.: (215) 963-9658

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Note, or exchanges of a part of another Global Security or Definitive Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian